Exhibit 1.1

FORM OF

UNDERWRITING AGREEMENT

between

FUNTALK CHINA HOLDINGS LIMITED

and

RODMAN & RENSHAW, LLC

as Representative

FUNTALK CHINA HOLDINGS LIMITED

UNDERWRITING AGREEMENT

New York, New York

___________ __, 2009

Rodman & Renshaw, LLC

1251 Avenue of the Americas, 20th Floor

New York, New York 10020

Ladies and Gentlemen:

The undersigned, Funtalk China Holdings Limited, a company formed under the laws of the Cayman Islands (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement with Rodman & Renshaw, LLC (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.	Purchase and Sale of Securities.

1.1           Firm Securities.

1.1.1.           Nature and Purchase of Firm Securities.

(i)           On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of _____________  shares (“Firm Shares”) of the Company’s ordinary shares, par value $0.001 per share (the “Shares”).

(ii)           The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of [___] per Share (93% of the per Share offering price). The Firm Shares are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2.           Shares Payment and Delivery.

(i)           Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the date hereof (or the fourth (4th) Business Day following the date hereof, if the Applicable Time is later than 4:30 p.m. Eastern time), or at such time as shall be agreed upon by the Representative and the Company at the offices of Loeb & Loeb, LLP, counsel to the Underwriters (“Loeb & Loeb LLP”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii)           Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or upon delivery of the Firm Shares through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

Funtalk China Holdings Limited
____________, 2009

1.2           Over-allotment Option.

1.2.1.           Option Shares.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Underwriters are hereby granted, an option to purchase up to [_______] Shares representing fifteen (15%) percent of the Firm Shares sold in the offering from the Company (the “Over-allotment Option”). Such additional [                       ] Shares are hereinafter referred to as “Option Shares.” The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Shares set forth in Section 1.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Public Securities.”

1.2.2.           Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Loeb & Loeb LLP or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

1.2.3.           Payment and Delivery.  Payment for the Option Shares will be made on the Option Closing Date by wire transfer in Federal (same day) funds as follows: $[         ] per Option Share, [93 % of the per Option Share offering price], shall be deposited in the Company’s account and the remaining proceeds shall be paid to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Representative) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for the applicable Option Shares.

1.3           Intentionally omitted.

2.	Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1           Filing of Registration Statement.

Funtalk China Holdings Limited
____________, 2009

2.1.1.           Pursuant to the Act.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-162617), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in the Offering, is hereinafter called the “Prospectus.” The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means [___ am/pm on _________________, 2009], on the Effective Date or such other time as agreed to by the Company and the Representative.

2.1.2.           Pursuant to the Exchange Act.  The Company has filed with the Commission a Form 8-A (File Number 000-___) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Firm Shares, and the Option Shares. The registration of the Firm Shares and the Option Shares under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2           No Stop Orders, etc.  Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3           Disclosures in Registration Statement.

2.3.1.           10b-5 Representation.  At the respective times the Registration Statement, the Prospectus and any post-effective amendments thereto become effective (and at the Closing Date and the Option Closing Date, if any):

(i)           The Registration Statement, the Prospectus and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations;

(ii)           Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, nor any Permitted Free Writing Prospectus (as hereinafter defined), on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the names of the Underwriters appearing in the “Underwriting” section of the Prospectus and the following additional disclosure contained in the “Underwriting” section of the Prospectus: (i) the first paragraph under the heading “Pricing of Securities,” and (ii) the paragraph under the heading “Other Terms.”

Funtalk China Holdings Limited
____________, 2009

2.3.2.           Disclosure of Agreements.  The agreements and documents described in the Prospectus, the Registration Statement conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described in the Prospectus, the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Except as described in the Prospectus, none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except to the extent any such default or assignment would not reasonably be expected, singularly or in the aggregate, to have a material adverse effect on the assets, business or operations of the Company and its subsidiaries (“Material Adverse Effect”). To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3.           Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

2.3.4.           Regulations.  The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

2.4           Changes After Dates in Registration Statement.

2.4.1.           No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no executive officer or director of the Company has resigned from his or her position with the Company.

2.4.2.           Recent Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; (ii) entered into any material transaction other than in the ordinary course of business, or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock, or (iv) modified any grants under any stock compensation plan.

Funtalk China Holdings Limited
____________, 2009

2.4.3.           Recent Events. The Company has not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus ; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

2.5           Independent Accountants.  To the knowledge of the Company, Deloitte Touche Tohmatsu (“DTT”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations. DTT has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6           Financial Statements, etc.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles in the Unites States (“GAAP”), consistently applied throughout the periods involved; except as disclosed therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

2.7           Authorized Capital; Options, etc.  The Company had, at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date there were not and on the Closing Date, there will not be any outstanding options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Shares of the Company or any security convertible into Shares of the Company, or any contracts or commitments to issue or sell Shares or any such options, warrants, rights or convertible securities.

2.8           Valid Issuance of Securities, etc.

2.8.1.           Outstanding Securities.  All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such Shares, exempt from such registration requirements.

Funtalk China Holdings Limited
____________, 2009

2.8.2.           Securities Sold Pursuant to this Agreement.  The Public Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

2.9           Registration Rights of Third Parties.  Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10           Validity and Binding Effect of Agreements.  This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.11           No Conflicts, etc.  The execution, delivery, and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated herein and the compliance by the Company with the terms hereof, do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the amended and restated memorandum and articles of association of the Company (as the same may be amended from time to time, the “Articles of Association”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof, except in the case of (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect..

2.12           No Defaults; Violations.  Except as disclosed in the Prospectus, (i) no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, and (ii) the Company is not in violation of any term or provision of its Articles of Association, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

Funtalk China Holdings Limited
____________, 2009
Page 7of 24

2.13           Corporate Power; Licenses; Consents.

2.13.1.                      Conduct of Business.  Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus, except where any failures to possess the same, singularly or in the aggregate, would have a Material Adverse Effect. The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulation on this Offering and the Company’s business as currently contemplated are correct in all material respects.

2.13.2.                      Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14           D&O Questionnaires.  To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement provided to the Underwriters is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect.

2.15           Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing application for the listing of the Shares on the NASDAQ Capital Market (“NASDAQ”), or which, singularly or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; and to the best of the Company’s knowledge, after reasonable investigation and due diligence inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

2.16           Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the Cayman Islands as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

2.17           Transactions Affecting Disclosure to FINRA.

Funtalk China Holdings Limited
____________, 2009

2.17.1.                      Finder’s Fees.  Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of its directors or officers with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.17.2.                      Payments Within Twelve Months.  Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date.

2.17.3.                      Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.17.4.                      FINRA Affiliation.  To the Company’s knowledge, no officer, director or any 5% ore greater beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative and Loeb & Loeb LLP if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Shares (or securities convertible into Shares) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.18           Foreign Corrupt Practices Act.  Neither the Company nor any of the directors , employees or officers of the Company or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19           Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to you or to Loeb & Loeb LLP shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.20           Lock-up Agreements.  Each of the Company’s officers and directors and any affiliated party of such officers and directors, in each case, who currently hold 10% or more on a fully-diluted basis of the Company’s outstanding Shares (collectively, the “Lock-Up Parties”) have agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Exhibit 1 that for a period of 6 months, (the “Lock-Up Period”) from the effective date of the Prospectus, such persons shall not sell, contract to sell, grant any option for the sale or otherwise dispose of any of your equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of the Representative. The Representative may consent to an early release from the Lock-Up period if, in its opinion, the market for the Shares would not be adversely impacted by sales and in cases of financial emergency of an officer, director or other stockholder. The Company has caused each of the Lock-Up Parties to deliver to the Representative the agreements of each Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

Funtalk China Holdings Limited
____________, 2009

2.21           Subsidiaries.  Exhibit 21.1 to the Registration Statement sets forth the ownership of all direct and indirect subsidiaries of the Company, including each entity disclosed or described in the Registration Statement as being a subsidiary of the Company (each a “Subsidiary” and together the “Subsidiaries”). All Subsidiaries of the Company are duly organized and in good standing under the laws of their respective jurisdictions of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

2.22           Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

2.23           Board of Directors.  The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of NASDAQ. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of NASDAQ. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of NASDAQ.

2.24           Sarbanes-Oxley Compliance.

2.24.1.                      Disclosure Controls.  The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.24.2.                      Compliance.  The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it in all material respects, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.25           Representations and Warranties of the Company Regarding the People’s Republic of China (“PRC”)

2.25.1.                      PRC Subsidiaries.  The Company conducts substantially all of its operations and generates substantially all of its revenue through its indirect subsidiary, Beijing Pypo Technology Group Company Limited (“Pypo Beijing”) and the direct and indirect subsidiaries (of which 22 are wholly owned, one is 51% owned and one is 50% owned) [all] incorporated in the PRC. The subsidiaries and their affiliates listed on Schedule 2.26 hereto and listed and described in the Registration Statement and the Prospectus (such subsidiaries and affiliates along with Pypo Beijing, collectively shall be referred to herein as the “PRC Subsidiaries”);

Funtalk China Holdings Limited
____________, 2009

2.25.2.                      Each of the PRC Subsidiaries has been duly established, is validly existing as a company in good standing under the laws of the PRC, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing is not reasonably likely to result in a material adverse effect on the assets, business or financial condition of the Company.  Each of the PRC Subsidiaries has applied for and obtained all requisite business licenses, clearance and permits required under the laws and regulations of the PRC as necessary for the conduct of its businesses, and each of the PRC Subsidiaries has complied in all material respects with all laws and regulations of the PRC in connection with foreign exchange.  The registered capital of each of the PRC Subsidiaries has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance with the PRC laws and regulations, and there is no outstanding capital contribution commitment for any of the PRC Subsidiaries.  The Establishment Documents of the PRC Subsidiaries have been duly approved in accordance with the laws of the PRC and are valid and enforceable.  The business scope specified in the Establishment Documents of each of the PRC Subsidiaries complies with the requirements of all relevant the PRC laws and regulations.  The outstanding equity interests of each of the PRC Subsidiaries is owned of record by the Company or a wholly owned subsidiary, except for such specific entities or individuals identified as the registered holders thereof in the Registration Statement and the Prospectus.  The Company possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the PRC Subsidiaries.

2.25.3.                      Dividends.  No PRC Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company (or the Company’s subsidiary that holds the outstanding equity interest of such PRC Subsidiary). No PRC Subsidiary is prohibited, directly or indirectly, from making any other distribution on such PRC Subsidiary’s equity capital, from repaying to the Company any loans or advances to such the PRC Subsidiary from the Company or any of the Company’s Subsidiaries.

2.25.4.                      Immunity.  None of the PRC Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

2.25.5.                      Filing with the PRC.  It is not necessary that this Agreement, the Registration Statement, the Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

2.25.6.                      Transfer Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC by or on behalf of the Underwriters to any the PRC taxing authority in connection with (i) the issuance, sale and delivery of any Shares by the Company and the delivery of any Shares to or for the account of the Underwriters, (ii) the purchase from the Company and the initial sale and delivery by the Underwriter of any Shares to purchasers thereof, or (iii) the execution and delivery of this Agreement.

Funtalk China Holdings Limited
____________, 2009

2.25.7.                      Compliance.  The Company has taken all necessary steps to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a the PRC resident or citizen with any applicable rules and regulations of the relevant the PRC government agencies.

2.25.8.                      PRC Approvals.  The issuance and sale of the Public Securities to the underwriters, the listing and trading of the Public Securities on the NASDAQ Capital Market and the consummation of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus are not and will not be, as of the date hereof and on the Closing Date, subject to any approval by any the PRC governmental or regulatory authority.

2.25.9.                      PRC Tax Benefits, etc.  Any the PRC governmental tax benefits, exemptions, waivers, or other relief, enjoyed by any the PRC Subsidiary as described in the Registration Statement and the Prospectus are valid, binding and enforceable and in accordance with the PRC law and regulations.

2.26           No Investment Company Status.  The Company is not and, after giving effect to the Offering and sale of the Firm Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.27           No Labor Disputes.  No labor dispute with the employees of the Company or, to the knowledge of the Company, is imminent.

2.28           Intellectual Property.  The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus.  To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others.  Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

2.29           Taxes.  Each of the Company and its subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Representative, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

Funtalk China Holdings Limited
____________, 2009

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1           Amendments to Registration Statement.  The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object.

3.2           Federal Securities Laws.

3.2.1.           Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2.           Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3.           Free Writing Prospectuses.  The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act, without the prior consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that its will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the 1933 Act, including timely Commission filing where required, legending and record keeping.

3.3           Delivery to the Underwriters of Prospectuses.  The Company will deliver to each of several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

Funtalk China Holdings Limited
____________, 2009

3.4           Effectiveness and Events Requiring Notice to the Representative.  The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months from the Applicable Time. and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5           Accountants.  The Company shall retain an independent public accountants reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent certified public accounting firm.  Deloitte Touche Tohmatsu is acceptable to the  Representative.

3.6           Transfer Agent.  For a period of three years from the Effective Date, the Company shall retain a transfer and registrar agent acceptable to the Representative (the “Transfer Agent”) and will furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Continental Stock Transfer and Trust Company is acceptable to the Representative to act as Transfer Agent for the Company’s Shares.

3.7           Trading Reports.  During such time as the Public Securities are listed on NASDAQ, the Company shall provide to the Representative, at the Company’s expense, such reports published by the NASDAQ relating to price trading of the Public Securities, as the Representative shall reasonably request.

3.8           Payment of Expenses.

3.8.1.           General Expenses Related to the Offering.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering (including the Over-allotment Shares) with the Commission; (b) all COBRA Desk filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Shares on the NASDAQ Capital Market, the NASDAQ National Market or the NYSE Amex and on such other stock exchanges as the Company and the Representative together determine; (c) all fees, expenses and disbursements relating  to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual; (d) the reasonable fees and disbursements of the Underwriters’ counsel in excess of $200,000, as incurred, which excess is currently estimated to be in a range of $100,000–$125,000 but will depend on the actual fees and disbursements of such counsel in connection with the Offering, (e) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Representative’s counsel, it being agreed that if the Offering is commenced on the Over the Counter Bulletin Board, the Company will make a payment of $15,000 to such counsel upon the commencement of “blue sky” work by such counsel and an

Funtalk China Holdings Limited
____________, 2009

additional $5,000 at Closing); (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary, (h) the costs and expenses of the public relations firm; (i) the costs of preparing, printing and delivering certificates representing the Shares; (j) fees and expenses of the transfer agent for the Shares; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (1) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Representative may reasonably request; (m) the fees and expenses of the Company’s accountants; (n) the fees and expenses of the Company’s legal counsel and other agents and representatives; (o) the Representative’s use of i-Deal’s book-building, prospectus tracking and compliance software for the Offering; (p) the Underwriters’ actual “road show” expenses for the Offering; and (q) the Underwriters’ costs of mailing prospectuses to prospective investors. All relevant expenses incurred by the Underwriter in items (1), (o), (p) and (q) of this Section will be borne by the Company, up to but no more than $130,000; the remaining balance will be borne by the Representative. The Representative may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representative.

3.8.2.           Intentionally omitted.

3.9           Application of Net Proceeds.  The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Prospectus.

3.10           Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.11           Stabilization.  Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.12           Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Funtalk China Holdings Limited
____________, 2009

3.13           FINRA.  The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Company’s Public Securities.

3.14           No Fiduciary Duties.  The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any Selling Agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

4.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1           Regulatory Matters.

4.1.1.           Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Loeb & Loeb LLP.

4.1.2.           FINRA Clearance.  By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3.           NASDAQ Stock Market Clearance.  On the Closing Date, the Company’s Shares, including the Firm Shares shall have been approved for listing on the NASDAQ.

4.1.4.           Free Writing Prospectuses.  The Representative covenants with the Company that the Underwriters will not use, authorize the use of, refer to, or participate in the planning for the use of a “free writing prospectus” as defined in Rule 405 under the 1933 Act, which term includes use of any written information furnished by the Commission to the Company and not incorporated by reference into the Registration Statement, without the prior written consent of the Company.

4.2           Company Counsel Matters.

4.2.1.           Closing Date Opinion of Counsel.  On the Closing Date, the Underwriters shall have received the favorable opinion of Latham & Watkins, LLP, counsel to the Company, reasonably acceptable to the Underwriters, covering the matters set forth in Exhibit A.

4.2.2.            Cayman Islands Opinion.  On the Closing Date, the Underwriters shall have received the favorable opinion of Maples and Calder, Cayman Islands counsel to the Company, reasonably acceptable to the Underwriters, covering the matters set forth in Exhibit B.

Funtalk China Holdings Limited
____________, 2009

4.2.3.           PRC Opinion. On the Closing Date, the Underwriters shall have received the favorable opinion of HanKun Law Offices, PRC counsel to the Company, related to, among other things, the descriptions of laws of the PRC and the organization of the Company’s PRC Subsidiaries, affiliates and ownership structure, dated the Closing Date and addressed to the Underwriters covering the matters set forth in Exhibit A.

4.2.4.           Hong Kong Subsidiary Counsel Opinion.  On the Closing Date, the Underwriters shall have received the favorable opinion of [HK Counsel] counsel to the Company, reasonably acceptable to the Underwriter, related to, among other things, the descriptions of laws of _____________ and the organization of the Company’s Hong Kong subsidiary and ownership structure, dated the Closing Date and addressed to the Underwriters, covering the matters set forth in Exhibit C.

4.2.5.           Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinions of Latham & Watkins, Maples and Calder, [HK Counsel]  and HanKun Law Offices dated the Option Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such firms in their respective opinions delivered on the Closing Date.

4.2.6.           Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Loeb & Loeb LLP if requested. The opinions of Latham & Watkins, Maples and Calder, [HK Counsel] and HanKun Law Offices shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3           Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a cold comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative and to Loeb & Loeb LLP from DTT dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any.

4.4           Officers’ Certificates.

4.4.1.           Officers’ Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

Funtalk China Holdings Limited
____________, 2009

4.4.2.           Secretary’s Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that the Articles of Association are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5           No Material Changes.  Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6           Delivery of Agreements.

4.6.1.           Effective Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representative executed copies of this Agreement and the Lock-Up Agreements.

5.	Indemnification.

5.1           Indemnification of the Underwriters.

5.1.1.           General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by the Representative that participates in the offer and sale of the Public Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon

Funtalk China Holdings Limited
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any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

5.1.2.           Procedure.  If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter or such Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2           Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

Funtalk China Holdings Limited
____________, 2009

5.3           Contribution.

5.3.1.           Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section ll (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter or the Company, as applicable.

5.3.2.           Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

Funtalk China Holdings Limited
____________, 2009

6.	Default by an Underwriter.

6.1           Default Not Exceeding 10% of Firm Shares or Option Shares.  If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2           Default Exceeding 10% of Firm Shares or Option Shares.  In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Shares or Option Shares, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein.  If, within one(1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, you do not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Shares or Option Shares on such terms.  In the event that neither you nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.9 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3           Postponement of Closing Date. In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.	Additional Covenants.

7.1           Board Composition and Board Designations.  The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of NASDAQ or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

Funtalk China Holdings Limited
____________, 2009

7.2           Right of First Refusal.  The Company agrees that if the Shares are sold in accordance with the terms of this Agreement, the Representative shall have an irrevocable preferential right for a period of six (6) months from the date the Offering is completed to purchase for its account or to sell for the account of the Company, or any subsidiary of or successor to the Company any securities (whether debt or equity or any combination thereof) of the Company or any such subsidiary or successor which the Company or any such subsidiary or successor may seek to sell whether with or without or through an underwriter, placement agent or broker-dealer and whether pursuant to registration under the Act or otherwise. The Company and any such subsidiary or successor will consult the Representative with regard to any such proposed financing and will offer the Representative the opportunity to purchase or sell any such securities on terms not more favorable to the Company or any such subsidiary or successor, as the case may be, than it or they can secure elsewhere. If the Representative fails to accept such offer within 10 business days after the mailing of a notice containing the material terms of the proposed financing proposal by registered mail or overnight courier service addressed to the Representative, then the Representative shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Representative’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals. The Company shall have the right, at its option, to designate the Representative as lead underwriter or co-manager of any underwriting group or co-placement agent of any proposed financing in satisfaction of its obligations hereunder, and the Representative shall be entitled to receive as its compensation 50% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent and 33% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent with respect to a proposed financing in which there are three co-managing or lead underwriters or co-placement agents.

7.3           Prohibition on Press Releases and Public Announcements.  The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

8.	Effective Date of this Agreement and Termination Thereof.

8.1           Effective Date.  This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2           Termination.  You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NASDAQ, the NASDAQ Global Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities or to enforce contracts made by the Representative for the sale of the securities.

Funtalk China Holdings Limited
____________, 2009

8.3           Expenses.  Except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of Loeb & Loeb LLP up to $__________).

8.4           Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.	Miscellaneous.

9.1           Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Representative:

Rodman & Renshaw, LLC
1251 Avenue of Americas, 20th Floor
New York, NY 10020
Attn: General Counsel
Fax No.: 646-841-1640

Copy to:

Loeb & Loeb LLP LLP

345 Park Avenue

New York, NY 10154

Attn: Mitchell S. Nussbaum, Esq.

Fax: 212-407-4990

If to the Company:

Funtalk China Holdings Limited
South 3/F, Chang’ An XingRong Center
No. 1 NaoShiKou Street, XiCheng District
Beijing, China 100031
Attn:

Funtalk China Holdings Limited
____________, 2009

Copy to:

Latham & Watkins
41/F, One Exchange Square
8 Connaught Place
Central, Hong Kong
Attn: David T. Zhang, Esq.
Facsimile: (852) 2522-7006

9.2           Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3           Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4           Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5           Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

9.7           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

Funtalk China Holdings Limited
____________, 2009

9.8           Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

FUNTALK CHINA HOLDINGS LIMITED

By:
Name:
Title:

Accepted on the date first above written. RODMAN & RENSHAW, LLC

By:
Name:
Title: